Exhibit 25.1

                                            Registration Statement No. 333-77301

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

              HSBC Bank USA (FORMERLY KNOWN AS MARINE MIDLAND BANK) (Exact name of trustee as specified in its charter)

 New York                                  16-1057879
 (Jurisdiction of incorporation            (I.R.S. Employer
 or organization if not a U.S.             Identification No.)
 national bank)

 140 Broadway, New York, NY                10005-1180
 (212) 658-1000                            (Zip Code)
 (Address of principal executive offices)

                                  Eli Shaashua
                                 Vice President
                                  HSBC Bank USA
                                  140 Broadway

                          New York, New York 10005-1180
                               Tel: (212) 658-1493
            (Name, address and telephone number of agent for service)

                    USA Group Secondary Market Services, Inc.
               (Exact name of obligor as specified in its charter)

Netherlands Antilles                      None
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

Caracasbaaiweg 199
Curacao, Netherlands Antilles
599-9-4343500                             (Zip Code)
(Address of principal executive offices)

                               Asset Backed Notes
                         (Title of Indenture Securities)

                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.

Exhibit

T1A(i)     *    -     Copy of the Organization Certificate of Marine Midland
                      Bank.

T1A(ii)    *    -     Certificate of the State of New York Banking Department
                      dated December 31, 1993 as to the authority of Marine
                      Midland Bank to commence business.

T1A(iii)        -     Not applicable.

T1A(iv)    *    -     Copy of the existing By-Laws of Marine Midland Bank as
                      adopted on January 20, 1994.

T1A(v)          -     Not applicable.

T1A(vi)    *    -     Consent of Marine Midland Bank required by Section 321(b)
                      of the Trust Indenture Act of 1939.

T1A(vii)        -     Copy of the latest report of condition of the trustee
                      (December 31, 1998), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)       -     Not applicable.

T1A(ix)         -     Not applicable.

* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 29th day of June, 1999.

                    HSBC Bank USA

                    By: /s/ Eli Shaashua
                        ------------------
                        Eli Shaashua
                        Vice President

                                                               Exhibit T1A (vii)

                     Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                     Federal Deposit Insurance Corporation
                     OMB Number: 3064-0052

                     Office of the Comptroller of the Currency
                     OMB Number: 1557-0081
                     Expires March 31, 2000

Federal Financial Institutions Examination Council
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                     Please refer to page i,
                     Table of Contents, for
                     the required disclosure
                     of estimated burden.

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Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices-FFIEC 031

Report at the close of business December 31,
1998

This report is required by law; 12 U.S.C. ss.324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

         I, Gerald A. Ronning, Executive VP & Controller

Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

     /s/ Gerald A. Ronning
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Signature of Officer Authorized to Sign Report

          1/22/99
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Date of Signature

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated format then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
         (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank's computer data file to EDS

(19980930)
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(RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ John R. H. Bond              Director (Trustee)
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/s/ Sal H. Alfiero               Director (Trustee)
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/s/ Bernard J. Kennedy           Director (Trustee)
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To fulfill the signature and attestation requirement for the Reports of
Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

FDIC Certificate Number           0   0    5   8   9

                                    (RCRI 9030)